Exhibit 10.2


                  THIRD AMENDMENT TO TRANSACTION AGREEMENT
                   (Pep Boys II Leased Property Facility)


      This THIRD AMENDMENT TO TRANSACTION AGREEMENT dated as of the 12th day of August, 1998 (this "Amendment"), is entered into by and among THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation ("Lessee" and "Lease Guarantor"); STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity except as expressly stated in the Transaction Agreement, but solely as Trustee under the Declaration of Trust (State Street Bank and Trust Company, when acting in its respective capacities as such Trustee, together with any successor trustee under the Declaration of Trust, is herein referred to as the "Trustee" and State Street Bank and Trust Company, when acting in its individual capacity, is herein referred to as "Trust Company"); CITICOPR LEASING, INC., a Delaware corporation ("CLI"), on behalf of itself as a Purchaser and Instrument Holder under the Transaction Agreement and on behalf of the other financial institutions that may, from time to time, become Purchasers or Instrument Holders thereunder; BANK OF MONTREAL ("Bank of Montreal"); as a Purchaser and Instrument Holder under the Transaction Agreement; and CITICORP LEASING, INC., a Delaware corporation ("Agent"), in its capacity as the administrative agent for the Instrument Holders under the Transaction Agreement. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Transaction Agreement.



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                             RECITALS

     A. Effective as of February 28, 1997, Lessee, Trustee, CLI, Bank of Montreal, and Agent entered into that certain Transaction Agreement (as heretofore amended, supplemented or otherwise modified from time to time, the "Transaction Agreement") pursuant to the terms of which Trustee will acquire or has acquired the Property. The Property will be or has been leased to Lessee (and, where applicable, certain Additional Lessees that are wholly-owned subsidiaries of Lessee) by Trustee (and in certrain cases by a co-trustee appointed pursuant to the terms of Section 8.04 of the Declaration of Trust) under that certain Master Lease of even date with the Transaction Agreement between Trustee, as lessor, and Lessee, as lessee (as heretofore amended, supplemented or otherwise modified from time to time, the "Lease").

     B. Pursuant to the terms and provisions of that certain Lease Guarantee dated of even date with the Lease ("Lease Guarantee"), the Obligations (as defined in the Lease Guarantee) of the Lessee under the Lease have been guaranteed by Lease Guarantor.

     C. The Transaction Agreement presently provides for an "Outside Funding Date" of December 31, 1998, with respect to any Parcel added to the Property on or after October 1, 1997. Lessee and Trustee desire to modify such "Outside Funding Date" solely with respect to the Parcel located in Chester, New York.

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     NOW, THEREFORE, in consideration of the premises and agreements set forth herein and therein, the parties agree as follows:

     1. CLI, Bank of Montreal, Agent, Lessee, and Trustee hereby agree that the "Outside Funding Date" with respect only to the Parcel located in Chester, New York, is hereby extended to the earlier of (i) December 31, 1999, or (ii) the Completion Date for such Parcel provided for in that certain Sale Agreement dated as of November 3, 1997, by and among Orange County Industrial Development Agency, Trustee and Pep Boys - Manny, Moe & Jack of Delaware, Inc., as the same may be amended from time to time.

     2. Except as amended hereby, the terms and provisions of the Transaction Agreement shall be and remain in full force and effect and are hereby ratified and affirmed. By its execution hereof Lessee Parent hereby ratifies and affirms each and every representation, warranty, covenant, obligation and indemnity contained in the Transaction Agreement as of the date hereof.

     3. By its execution hereof, Lease Guarantor hereby ratifies and affirms each and every representation, warranty, covenant, obligation and indemnity contained in the Lease Guarantee as of the date hereof and acknowledges that the Lease Guarantee remains in full force and effect.

     4. By their execution hereof, Lessee, Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation ("Pep Boys-Delaware"), and The Pep Boys Manny, Moe & Jack of California, a California corporation ("Pep Boys-California"), as Indemnitors, hereby ratify and affirm each and every representation, warranty, covenant, obligation and indemnity contained in that certain Environmental Indemnity Agreement dated of even date with the Transaction Agreement as of the date hereof and acknowledge that the Environmental Indemnity Agreement remains in full force and effect.

     5. By their execution hereof, Pep Boys-Delaware and Pep Boys-California, in their capacity as Additional Lessees under the Lease, along with Lessee Parent in its capacity as Lessee under the Lease, hereby ratify and affirm each and every representation, warranty, covenant, obligation and indemnity contained in the Lease as of the date hereof and acknowledge that the Lease remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

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